Second Quarter 2023 Earnings Conference Call Bill Rogers – Chairman & CEO Mike Maguire – CFO July 20, 2023

2 This presentation contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, regarding the financial condition, results of operations, business plans and the future performance of Truist. Words such as “anticipates,” “believes,” “estimates,” “expects,” “forecasts,” “intends,” “plans,” “projects,” “may,” “will,” “should,” “would,” “could” and other similar expressions are intended to identify these forward-looking statements. In particular, forward looking statements include, but are not limited to, statements we make about: (i) the benefits of Truist’s shift from integrating to operating and being “One Truist”, (ii) guidance with respect to financial performance metrics in future periods, including future levels of GAAP revenues, GAAP and adjusted expenses, adjusted operating leverage and net charge-off ratio, (iii) Truist’s ability to perform well through a range of economic scenarios, (iv) Truist’s effective tax rate in future periods, (v) projections of preferred stock dividends in 2023, (vi) loan growth in future periods, (vii) the effects of purchase accounting accretion in future periods, (viii) expected declines in overdraft fees through 2024, (ix) anticipated restructuring costs and expense rationalization efforts, (x) expectations for organic capital generation in 2023, (xi) Truist’s goal to produce strong growth and profitability with less volatility than peers, (xii) Truist’s potential to generate value through Integrated Relationship Management, and (xiii) Truist’s expected CET1 ratio in future periods, as well as the estimation impact of including AOCI in the calculation of the CET1 ratio. Forward-looking statements are not based on historical facts but instead represent management’s expectations and assumptions regarding Truist’s business, the economy and other future conditions. Such statements involve inherent uncertainties, risks and changes in circumstances that are difficult to predict. As such, Truist’s actual results may differ materially from those contemplated by forward-looking statements. While there can be no assurance that any list of risks and uncertainties or risk factors is complete, important factors that could cause actual results to differ materially from those contemplated by forward-looking statements include the following, without limitation, as well as the risks and uncertainties more fully discussed under Part I, Item 1A-Risk Factors in our Annual Report on Form 10-K for the year ended December 31, 2022 and in Truist’s subsequent filings with the Securities and Exchange Commission: • changes in the interest rate environment, including the replacement of LIBOR as an interest rate benchmark, could adversely affect Truist’s revenue and expenses, the value of assets and obligations, including our portfolio of investment securities, and the availability and cost of capital, cash flows, and liquidity; • Truist is subject to credit risk by lending or committing to lend money, may have more credit risk and higher credit losses to the extent that loans are concentrated by loan type, industry segment, borrower type or location of the borrower or collateral, and may suffer losses if the value of collateral declines in stressed market conditions; • inability to access short-term funding or liquidity, loss of client deposits or changes in Truist’s credit ratings could increase the cost of funding, limit access to capital markets, or negatively affect Truist’s overall liquidity or capitalization; • Truist may be impacted by actual or perceived soundness of other financial institutions, including as a result of the financial or operational failure of a major financial institution, or concerns about the creditworthiness of such a financial institution or its ability to fulfill its obligations, which can cause substantial and cascading disruption within the financial markets and increased expenses, including FDIC insurance premiums, and could affect our ability to attract and retain depositors and to borrow or raise capital; • general economic or business conditions, either globally, nationally or regionally, may be less favorable than expected, including as a result of supply chain disruptions, inflationary pressures and labor shortages, and instability in global geopolitical matters, including due to an outbreak or escalation of hostilities, or volatility in financial markets could result in, among other things, slower deposit or asset growth, a deterioration in credit quality, or a reduced demand for credit, insurance, or other services; • the monetary and fiscal policies of the federal government and its agencies, including in response to higher inflation, could have a material adverse effect on the economy and Truist’s profitability; • unexpected outflows of uninsured deposits may require us to sell investment securities at a loss; • a loss of value of our investment portfolio could negatively impact market perceptions of Truist and could lead to deposit withdrawals; • the effects of COVID-19 adversely impacted the Company’s operations and financial performance and similar adverse impacts resulting from pandemics could occur in future periods; • risk management oversight functions may not identify or address risks adequately, and management may not be able to effectively manage credit risk; • there are risks resulting from the extensive use of models in Truist’s business, which may impact decisions made by management and regulators; • deposit attrition, client loss or revenue loss following completed mergers or acquisitions may be greater than anticipated; • Truist could fail to execute on strategic or operational plans, including the ability to successfully complete or integrate mergers and acquisitions; • increased competition, including from (i) new or existing competitors that could have greater financial resources or be subject to different regulatory standards or compliance costs, and (ii) products and services offered by non-bank financial technology companies, may reduce Truist’s client base, cause Truist to lower prices for its products and services in order to maintain market share or otherwise adversely impact Truist’s businesses or results of operations; • failure to maintain or enhance Truist’s competitive position with respect to new products, services, and technology, whether it fails to anticipate client expectations or because its technological developments fail to perform as desired or do not achieve market acceptance or regulatory approval or for other reasons, may cause Truist to lose market share or incur additional expense; • negative public opinion could damage Truist’s reputation and adversely impact business and revenues, including the effects of social media on market perceptions of Truist and banks generally; • regulatory matters, litigation or other legal actions may result in, among other things, costs, fines, penalties, restrictions on Truist’s business activities, reputational harm, negative publicity, or other adverse consequences; • Truist faces substantial legal and operational risks in safeguarding personal information; • evolving legislative, accounting and regulatory standards, including with respect to climate, capital, and liquidity requirements, which may become more stringent in light of recent market events, and results of regulatory examinations may adversely affect Truist’s financial condition and results of operations; • increased scrutiny regarding Truist’s consumer sales practices, training practices, incentive compensation design, and governance could damage its reputation and adversely impact business and revenues; • accounting policies and processes require management to make estimates about matters that are uncertain, including the potential write down to goodwill if there is an elongated period of decline in market value for Truist’s stock and adverse economic conditions are sustained over a period of time; • Truist faces risks related to originating and selling mortgages, including repurchase and indemnity demands from purchasers related to representations and warranties on loans sold, which could result in an increase in the amount of losses for loan repurchases; • there are risks relating to Truist’s role as a loan servicer, including an increase in the scope or costs of the services Truist is required to perform without any corresponding increase in servicing fees or a breach of Truist’s obligations as servicer; • Truist’s success depends on hiring and retaining key teammates, and if these individuals leave or change roles without effective replacements, Truist’s operations could be adversely impacted, which could be exacerbated in the increased work-from-home environment as job markets may be less constrained by physical geography; • Truist’s operations rely on its ability, and the ability of key external parties, to maintain appropriate-staffed workforces, and on the competence, trustworthiness, health and safety of teammates; • Truist faces the risk of fraud or misconduct by internal or external parties, which Truist may not be able to prevent, detect, or mitigate; • security risks, including denial of service attacks, hacking, social engineering attacks targeting Truist’s teammates and clients, malware intrusion, data corruption attempts, system breaches, cyberattacks, which have increased in frequency with geopolitical tensions, identity theft, ransomware attacks, and physical security risks, such as natural disasters, environmental conditions, and intentional acts of destruction, could result in the disclosure of confidential information, adversely affect Truist’s business or reputation or create significant legal or financial exposure; and • widespread outages of operational, communication, or other systems, whether internal or provided by third parties, natural or other disasters (including acts of terrorism and pandemics), and the effects of climate change, including physical risks, such as more frequent and intense weather events, and risks related to the transition to a lower carbon economy, such as regulatory or technological changes or shifts in market dynamics or consumer preferences, could have an adverse effect on Truist’s financial condition and results of operations, lead to material disruption of Truist’s operations or the ability or willingness of clients to access Truist’s products and services. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. Except to the extent required by applicable law or regulation, Truist undertakes no obligation to revise or update any forward-looking statements. Forward-Looking Statements

3 Non-GAAP Information This presentation contains financial information and performance measures determined by methods other than in accordance with accounting principles generally accepted in the United States of America ("GAAP"). Truist’s management uses these “non-GAAP” measures in their analysis of the Corporation's performance and the efficiency of its operations. Management believes these non-GAAP measures provide a greater understanding of ongoing operations, enhance comparability of results with prior periods and demonstrate the effects of significant items in the current period. The Company believes a meaningful analysis of its financial performance requires an understanding of the factors underlying that performance. Truist’s management believes investors may find these non-GAAP financial measures useful. These disclosures should not be viewed as a substitute for financial measures determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Below is a listing of the types of non-GAAP measures used in this presentation: Adjusted Performance Measures - The adjusted performance measures, including adjusted diluted earnings per share, return on average tangible common shareholders’ equity, adjusted efficiency ratio, and adjusted noninterest expense, are non-GAAP in that they exclude merger- related and restructuring charges, other selected items, and amortization of intangible assets, as applicable to tangible measures. Truist’s management uses these measures in their analysis of the Corporation’s performance. Truist’s management believes these measures provide a greater understanding of ongoing operations and enhance comparability of results with prior periods, as well as demonstrate the effects of significant gains and charges. Pre-Provision Net Revenue (PPNR) - Pre-provision net revenue is a non-GAAP measure that adjusts net income determined in accordance with GAAP to exclude the impact of the provision for credit losses and provision for income taxes. Adjusted pre-provision net revenue is a non- GAAP measure that additionally excludes securities gains (losses), merger-related and restructuring charges, amortization of intangible assets, and other selected items. Truist’s management believes these measures provide a greater understanding of ongoing operations and enhances comparability of results with prior periods. Tangible Common Equity and Related Measures - Tangible common equity and related measures are non-GAAP measures that exclude the impact of intangible assets, net of deferred taxes, and their related amortization. These measures are useful for evaluating the performance of a business consistently, whether acquired or developed internally. Truist’s management uses these measures to assess profitability, returns relative to balance sheet risk, and shareholder value. Core NIM - Core net interest margin is a non-GAAP measure that adjusts net interest margin to exclude the impact of purchase accounting. The purchase accounting marks and related amortization for loans, deposits, and long-term debt from mergers and acquisitions are excluded to approximate the yields paid by clients. Truist’s management believes the adjustments to the calculation of net interest margin for certain assets and liabilities acquired provide investors with useful information related to the performance of Truist’s earning assets. Insurance Holdings Adjusted EBITDA - EBITDA is a non-GAAP measurement of operating profitability that is calculated by adding back interest, taxes, depreciation, and amortization to net income. Truist’s management also adds back merger-related and restructuring charges, acquisition retention and changes in estimated earn-out incentives, equity and equity-like compensation items, independence readiness costs related to Truist Insurance Holdings, and other selected items. Truist’s management uses this measure in its analysis of the Corporation’s Insurance Holdings segment. Truist’s management believes this measure provides a greater understanding of ongoing operations and enhances comparability of results with prior periods, as well as demonstrates the effects of significant gains and charges.

4

Financial Results

2Q23 performance highlights

($ in millions, except per share data)

Summary Income Statement

	2Q23	Change vs. 1Q23	Change vs. 2Q22
GAAP / Unadjusted			
Revenue	$5,972	(2.9)%	5.1%
Expense	$3,748	1.5%	4.7%
PPNR	$2,224	(9.7)%	5.8%
Provision for credit losses	$538	7.2%	NM
Net income available to common	$1,234	(12.5)%	(15.1)%
Diluted EPS	$0.92	(12.4)%	(15.6)%
ROCE	8.6%	(170) bps	(170) bps
ROTCE	19.4%	(470) bps	(330) bps
Efficiency ratio	63.3%	280 bps	0 bps
TBVPS	$20.44	5.1%	(0.3)%
Adjusted			
Efficiency ratio	59.6%	280 bps	260 bps
PPNR	$2,413	(9.3)%	(1.3)%

Note: All data points are taxable-equivalent, where applicable; see non-GAAP reconciliations in the appendix
Current quarter regulatory capital information is preliminary

Commentary

Key areas of focus

- Significant capital momentum and flexibility with completion of TIH minority stake sale, organic capital generation, and managed RWA growth
- Sharpening strategic focus on our core business as evidenced by the divestiture of a $5 billion non-core student loan portfolio *("Student")* near the end of 2Q23 at net carrying value
- Focused on bending the expense curve

Earnings and profitability

- $1.2 billion of net income available to common *($0.92 per share)* and ROTCE of 19%
  - EPS down 16% vs. 2Q22 reflecting higher loan loss provision and higher expenses
    - Partially offset by higher net interest income
  - EPS down 12% vs. 1Q23 reflecting lower net interest income due to higher funding costs and higher expenses
    - Partially offset by seasonally higher fees
- Total revenue up 5.1% YoY and down 2.9% vs. 1Q23 *(in-line with guidance)*
- Adjusted expenses up 1.9% vs.1Q23 *(in-line with guidance)*

Balance sheet, asset quality, capital, and liquidity

- Average loans flat vs. 1Q23
- EOP loans down 1.7% primarily due to Student
- Average deposits declined 2.1% vs. 1Q23
- NCOs were 54 bps *(42 bps excluding Student)*
- Strong liquidity and funding profile
  - LCR of 112%
  - Total available liquidity of $178 billion
- CET1 up 50 bps vs. 1Q23 to 9.6% and TBVPS up 5.1% driven by the TIH minority stake sale and organic capital generation

TRUIST

6

Continued digital momentum

Mobile App Users[1]

(in millions)



+6%
4.3
4.4
4.5
4.6
3Q22
4Q22
1Q23
2Q23

Zelle Transactions

(in millions)



+31%
17.6
19.0
20.4
22.9
3Q22
4Q22
1Q23
2Q23

Digital Transactions[2]

(in millions)



+9%
64.9
65.9
67.3
70.8
3Q22
4Q22
1Q23
2Q23

Increase in Client Satisfaction With Digital[3]



+13%
+7%
+3%
+1%
+2%
3Q22
4Q22
1Q23
2Q23

T3 *(Touch + Technology = Trust)* Connected Channel Experiences Deliver on Deposit Acquisition, Retention, and Client Empowerment

New Account Quality – Digitally-originated Truist One Checking average account balance up 17% vs. 1Q23 with 91% of clients digitally active

Personalized Relationship Rates – Enhanced pricing tools effectively attract new balances and retain existing clients

Onboarding with Care – Client experience and platform improvements result in new highs in application conversion rates; integrated Digital & Care Center outbound calling enhances account funding and client satisfaction

Empowering Clients – Truist Insights *(AI-driven platform)* now delivers actionable insights for 550K Small Business clients including cash-flow summaries, income and expense analysis, and proactive balance monitoring



1:30
Insights
Cash flow tracker
Here's a breakdown of your business activity so far this month
3 Accounts
Your total monthly business activity:
Your June business transactions:

Small Business Insights

TRUIST

1 Active users reflect clients that have logged in using the mobile app over the prior 90 days
2 Digital transactions include transfers, Zelle, bill payments, mobile deposits, ACH, and wire transfers
3 Client satisfaction: How satisfied are you with your most recent experience using digital banking with Truist?

7

8 Average loans & leases HFI ($ in billions) $297 $309 $321 $326 $326 $173 $180 $188 $194 $195 $123 $130 $133 $132 $131 3.64% Commercial LHFI Consumer, mortgage, & card LHFI Loans HFI yield (%) Loans HFI yield ex. PAA (%) 2Q22 3Q22 4Q22 1Q23 2Q23 – Average loans increased $352 million, or 0.1% from 1Q23 – Average commercial loans increased $1.6 billion, or 0.8%, due primarily to seasonally strong mortgage warehouse balances and ongoing traditional C&I loan growth – Average consumer and card loans declined $1.2 billion primarily due to a decline in auto – Partially offset by growth in the Service Finance and Sheffield portfolios – EOP loans declined 1.7%, or $5.6 billion, primarily due to Student – Excluding Student, EOP loans declined 0.2% 5-Quarter Trend vs. Linked Quarter 4.36% May not foot due to rounding 5.14% 5.72% 5.25% 5.81% 6.07% 5.98% 4.49% 3.91%

9 ($ in billions) $424 $420 $413 $408 $400 $275 $274 $272 $277 $276 $149 $146 $141 $131 $124 0.09% Interest-bearing deposits Noninterest-bearing deposits Total deposit cost (%) 2Q22 3Q22 4Q22 1Q23 2Q23 Average deposits 1 Cumulative beta calculation is based on change in average interest-bearing deposit cost divided by change in average Fed Funds from 4Q21 to 2Q23 May not foot due to rounding – Average deposits declined 2.1%, or $8.6 billion – Noninterest-bearing deposits declined $7.4 billion, or 5.6% – Represented 31% of total deposits – Average interest-bearing checking declined $6.8 billion, or 6.2% – Average time deposits increased $7.2 billion, or 25% – Deposit costs continue to increase due to higher interest rates – Total cost of deposits was 151 bps, up 39 bps from the prior quarter – Total cost of interest-bearing deposits was 219 bps, up 55 bps from the prior quarter – Reflects 44% cumulative beta1 vs. Linked Quarter 5-Quarter Trend 0.31% 0.66% 1.12% 1.51%

10 $3,435 $3,783 $4,031 $3,919 $3,679 $3,231 $3,670 $3,937 $3,843 $3,604 $204 $113 $94 $76 $75 2.89% 3.12% 3.25% 3.17% 2.91% 2.72% 3.02% 3.17% 3.10% 2.85% Core net interest income TE ($ MM) Purchase accounting accretion ($ MM) Reported NIM (%) Core NIM (%) 2Q22 3Q22 4Q22 1Q23 2Q23 – Net interest income declined 6.1% due to higher funding costs – Partially offset by higher rates on earning assets – Reported NIM declined 26 bps driven by: – Acceleration of interest-bearing deposit betas – Decline in noninterest-bearing deposits – Higher cash balances and borrowing levels – Net interest income up 7.1% due to higher short-term interest rates and 10% growth in average loans – Partially offset by lower purchase accounting accretion – Reported NIM increased 2 bps, while core NIM improved 13 bps ($ in millions) Net interest income & net interest margin 1 See non-GAAP reconciliations in the appendix vs. Linked Quarter5-Quarter Trend 1 vs. Like Quarter

11 ($ in millions) $2,248 $2,102 $2,227 $2,234 $2,293 2Q22 3Q22 4Q22 1Q23 2Q23 Noninterest income vs. Linked Quarter5-Quarter Trend – Noninterest income increased 2.6% due to record insurance revenue and higher other income – Partially offset by lower mortgage banking and investment banking and trading revenue vs. Like Quarter – Noninterest income up 2.0% due primarily to 13% growth in insurance revenue (strong 9.1% organic growth and acquisitions) – Partially offset by lower investment banking and trading revenue

Noninterest expense

($ in millions)

5-Quarter Trend



$3,580
$143
$238
$3,238
63.3%
57.0%
($39)
2Q22
$3,613
$140
$152
$3,321
61.8%
56.4%
3Q22
$3,722
$163
$170
$3,389
60.0%
54.2%
4Q22
$3,691
$136
$63
$3,492
60.5%
56.8%
1Q23
$3,748
$4
$131
$54
$3,559
63.3%
59.6%
2Q23
Adjusted noninterest expense
Amortization
GAAP efficiency ratio
Merger costs 1
Other items
Adjusted efficiency ratio

vs. Linked Quarter

- Noninterest expense increased $57 million, or 1.5%
- Adjusted noninterest expense[2] increased $67 million, or 1.9%, due to higher variable comp and professional fees
  - Partially offset by lower operational losses

vs. Like Quarter

- Noninterest expense increased $168 million, or 4.7%
  - Noninterest expense includes $54 million of merger-related and restructuring charges vs. $238 million of merger costs
- Adjusted noninterest expense[2] increased $321 million, or 9.9%, due to higher compensation costs related to increases in minimum wage, new hires, and acquisitions, as well as ongoing investments in technology and infrastructure

TRUIST

1 Includes merger-related and restructuring charges and incremental operating expenses related to the merger
2 Excludes merger-related charges, incremental operating expenses related to the merger, amortization, and other items. See appendix for non-GAAP reconciliation.
May not foot due to rounding

12

13 $171 $234 $467 $502 $538 2Q22 3Q22 4Q22 1Q23 2Q23 $159 $213 $273 $297 $440 0.27% 0.34% 0.37% 0.54% NCO NCO ratio 2Q22 3Q22 4Q22 1Q23 2Q23 NCOs, excluding Student, increased 5 bps linked quarter reflecting higher commercial losses Asset quality 4.5x 9.0x 8.8x Net Charge-Offs Provision for Credit Losses Nonperforming Loans / LHFI ALLL $4,187 $4,205 $4,377 $4,479 $4,606 1.38% 1.34% 1.34% 1.37% 1.43% ALLL ALLL ratio ALLL / NCO 2Q22 3Q22 4Q22 1Q23 2Q23 ALLL ratio up 6 bps due to updated economic outlook Increase in the loan loss reserve reflects normalization of asset quality NPLs increased 11 bps linked quarter reflecting credit normalization and modest deterioration within commercial 6.5X 5.0X0.36% 0.35% 0.36% 0.36% 0.47% 2Q22 3Q22 4Q22 1Q23 2Q23 3.7X4.1X $467 $502 2.6X 3.4X ex. Student 0.42% ex. Student 0.22% Provision increased slightly vs. 1Q23 due to higher NCOs and an updated economic outlook

14 Multi Tenant 90% Medical 8% Single Tenant 2% 8.9% 8.1% 7.8% 9.7% 11.2% 0.07% 0.02% 0.29% 0.41% 1.01% 0.06% 0.49% Criticized & classified ratio NPL ratio NCO ratio 2Q22 3Q22 4Q22 1Q23 2Q23 8% 24% 25% 43% 2023 2024 2025 2026 and beyond Office Portfolio Primarily Comprised of Class A, Multi Tenant Properties Within Footprint Class A 65% Class B 25% Class C and Other 10% Commercial real estate (CRE) spotlight 5-Quarter Total CRE Trends CRE Office 1.6% Class Type (From Top 10 Markets) (0.09)% (0.02)% Total LHFI at 6/30/23 ($322B) CRE Mix Tenant Type Scheduled Office Maturities CRE Represents 8.9% of Total Loans HFI Including Office at 1.6% NPL% 5.6% LTM NCO ratio 0.88% Loan loss reserves 6.2% WALTV ~60% Weighted average maturity ~3 years % in Truist Southeast/ Mid-Atlantic footprint ~75% 0.14% Office Spotlight All other loans 91.1% CRE 8.9% CRE information on this slide includes the commercial construction portfolio WALTV based on appraisals conducted at origination Hotel 9% Industrial 16% Office 18% Multifamily 30% Retail 16% Other 11%

15 ($ in billions) 1Q23 CET1 Organic capital generation TIH minority stake sale 2Q23 CET1 Organic capital generation & managed RWA growth FDIC assessment 4Q23 CET1 Significant capital momentum and flexibility 1 Organic capital generation is retained earnings net of dividend 2 Current quarter regulatory capital information is preliminary 3 Based on April 2023 valuation 4 AOCI impact based on the current forward curve of interest rates and internal estimates 5 Total AOCI at 6/30/23 of $13.4 billion includes $1.5 billion of AOCI (held constant) related to the pension plan (AOCI burn down ~40% ex. pension) 9.1% 0.2% 0.3% ~0.5% ~(0.1%) 9.6% ~10% Estimate if remaining TIH ownership divested3 ~2.0%+ 1 2 AOCI Burn Down4 6/30/23 12/31/24 12/31/25 12/31/26 $13.4 $10.7 $9.4 $8.6 Truist’s CET1 Increased by 0.5% in 2Q23 and has Continuing Momentum and Flexibility 5 Truist continues to build capital and maintains significant strategic flexibility with its remaining stake in TIH (36%) AOCI should decrease by 36% by the end of 2026 1

16 13.9% 2Q23 Actuals 3Q23 Outlook Revenue (TE) $6.0 Down 4% Adjusted expenses $3.6 Down 0-1% Full Year 2022 Actuals Full Year 2023 Outlook Adjusted revenue (TE) $23.2 Up 1-2% Adjusted expenses $13.1 Up ~7% Net charge-off ratio 27 bps 40-50 bps Tax rate 19% effective; 21% on FTE basis 3Q23 and 2023 outlook Fu ll ye ar 2 02 3 co m pa re d to fu ll ye ar 2 02 2 ($ in billions) 3Q 23 co m pa re d to 2 Q 23 All data points are taxable-equivalent, where applicable Adjusted expenses exclude amortization of intangibles, merger-related and restructuring charges, incremental operating expenses related to the merger, and other selected items Adjusted revenues exclude securities gains / (losses) and other selected items See non-GAAP reconciliations in the appendix

17 Investment thesis Why Truist? Purpose-Driven Culture Exceptional Company Investing in the Future Leading Financial Performance – Inspire and build better lives and communities – Optimize long-term value for all stakeholders through safe, sound, and ethical practices – Attract and retain top talent – Continued strong sustainability progress – Top 10 U.S. commercial bank – Strong retail and commercial banking market shares in high growth footprint (South / Mid- Atlantic) with select national businesses – Comprehensive and diverse business mix with distinct capabilities in insurance, investment banking, digital / point-of-sale lending, and advice / industry expertise – Significant Integrated Relationship Management (IRM) potential – Further modernize technology stack – Obsess over enhanced client and teammate experience to drive client acquisition – Enable convenient commerce and strengthen payments capabilities – Fit-for-purpose approach (build, buy, partner) – Increased usage of Open Banking, APIs, and Truist Ventures – Targeting strong growth and profitability relative to peers (with lower volatility) – Disciplined risk and financial management; focus on diversity – Strong risk adjusted capital position

Appendix

Consumer Banking & Wealth

Represents performance for Retail and Small Business Banking, Wealth, Mortgage Banking, and Consumer Finance Solutions

Metrics

Income statement ($ MM)	2Q23	vs. 1Q23	vs. 2Q22
Net interest income	$2,668	($80)	$375
Allocated provision for credit losses	224	(50)	25
Noninterest income	828	(45)	(3)
Noninterest expense	2,048	(9)	121
Segment net income	931	(51)	171
Balance Sheet ($ B)			
Average loans(1)	$143	$—	$8.6
Average deposits	237	(1.9)	(19)
Other Key Metrics(2)			
Mortgages serviced for others ($ B)	$223	$8.1	$13
Wealth management AUM ($ B)	191	3.3	11
Branches	2,002	(4)	(115)

(1) Excludes loans held for sale
(2) Amount reported reflects end of period balance

Commentary

- Net income of $931 million, down $51 million, or 5.2% vs. 1Q23
- Net interest income of $2.7 billion decreased $80 million, or 2.9%, primarily driven by higher rate paid on deposits and lower average deposit balances
  - Average loans of $143 billion relatively flat vs. 1Q23, primarily driven by lower auto loans
    - Partially offset by growth in the Service Finance and Sheffield portfolios
  - Average deposits of $237 billion declined 0.8%, vs. 1Q23 reflecting continued consumer response to market conditions as well as tax-related seasonality
- Provision for credit losses decreased $50 million, or 18%, primarily driven by lower net allowance build in the current quarter and a decrease in auto charge-offs
- Noninterest income of $828 million decreased $45 million, or 5.2% vs. 1Q23, primarily driven by lower mortgage banking income, wealth income, and service charges on deposits
  - Mortgages serviced for others increased 3.8% vs. 1Q23 driven by bulk MSR acquisition completed in the current quarter
  - Wealth management AUM increased $3.3 billion, or 1.8%, vs. 1Q23 primarily due to increased markets and positive net asset flows
- Noninterest expense of $2.0 billion remained relatively flat vs. 1Q23
  - Branch count down 5.4% vs. 2Q22 due to continued branch network optimization

TRUIST

A-1

Corporate & Commercial Banking

Represents performance for Commercial Community Banking, Corporate & Investment Banking, CRE, Wholesale Payments, and Insurance Premium Finance

Metrics

Income statement ($ MM)	2Q23	vs. 1Q23	vs. 2Q22
Net interest income	$1,700	($47)	$341
Allocated provision for credit losses	312	80	339
Noninterest income	576	(54)	(112)
Noninterest expense	872	(11)	57
Segment net income	$880	($120)	($106)
Balance Sheet ($ B)			
Average loans[1]	$184	($0.7)	$19
Average deposits	130	(11)	(16)

(1) Excludes loans held for sale

Commentary

- Net income of $880 million, down $120 million, or 12% vs. 1Q23
- Net interest income of $1.7 billion decreased $47 million, or 2.7% vs. 1Q23, as a result of higher funding costs and lower balances for both loans and deposits, partially offset by higher rates on earning assets
  - Average loans of $184 billion decreased $0.7 billion, or 0.4% vs. 1Q23, as a result of strategic capital deployment and optimization efforts
  - Average deposits of $130 billion decreased $11 billion, or 7.5% vs. 1Q23, due to tax payments, monetary tightening, higher rate alternatives, and prior quarter declines
- Provision for credit losses increased $80 million vs. 1Q23 related to CRE and increased stress in certain C&I portfolios
- Noninterest income of $576 million decreased $54 million, or 8.6% vs. 1Q23, primarily related to lower investment banking & trading income
- Noninterest expense of $872 million decreased $11 million, or 1.2% v 1Q23 driven by lower variable incentives and reduced operational losses

TRUIST

A-2

Insurance Holdings

Represents performance for Truist Insurance Holdings' Retail and Wholesale Divisions

Metrics

Income statement ($ MM)	2Q23	vs. 1Q23	vs. 2Q22
Noninterest income	$944	$127	$114
Interest income	19	19	19
Total revenue	963	146	133
Noninterest expense[1]	705	33	101
Interest expense	103	103	103
Segment net income	155	46	(16)
Performance ($ MM)			
YoY organic revenue growth	9.1 %	4.4 %	1.4 %
Net acquired revenue	$41	($8)	($39)
Performance based commissions	19	(1)	(3)
Adjusted EBITDA[2]	322	87	18
Adjusted EBITDA margin[2]	33.5 %	4.8 %	(3.1)%

Commentary

- Total segment revenue growth of 16% vs. 1Q23
  - Driven by strong organic growth, prior year acquisition of BenefitMall, and additional interest income on fiduciary deposits
  - Acquired revenue of $41 million
- Organic revenue growth of 9.1%, up from 4.7% and 7.7% in 1Q23 and 2Q22, respectively
  - Driven by higher property and casualty renewal premium due to rate and exposure increases and strong performance in both retail and wholesale
  - New business generation was up 27.6% vs. 2Q22 with client retention up driven by higher renewal premiums
- Adjusted EBITDA margin declined 310 bps vs. 2Q22
  - Primarily driven by changes in allocated expenses, investments in new hires and teammates, and higher travel & entertainment expense
- Completed minority stake sale with Stone Point Capital

Market conditions

- Property and casualty premium rate increases remained relatively consistent vs prior quarters
- Current market factors such as inflation, rising reinsurance rates, and natural catastrophes continue to challenge the industry

(1) Prior period noninterest expense includes the segment net interest income which was primarily an allocation
(2) EBITDA is a non-GAAP measurement of operating profitability that is calculated by adding back interest, taxes, depreciation, and amortization to net income. Truist's management also adds back merger-related and restructuring charges, acquisition retention and changes in estimated earn-out incentives, equity and equity-like compensation items, independence readiness costs related to Truist Insurance Holdings, and other selected items. Truist's management uses this measure in its analysis of the Corporation's Insurance Holdings segment. Truist's management believes this measure provides a greater understanding of ongoing operations and enhances comparability of results with prior periods, as well as demonstrates the effects of significant gains and charges. See non-GAAP reconciliations included in the attached Appendix.

TRUIST

A-3

Purchase accounting summary(1)

($ in millions)

	As of/For the Quarter Ended				
	June 30 2023	March 31 2023	Dec. 31 2022	Sept. 30 2022	June 30 2022
Loans and Leases[2]					
Beginning balance unamortized fair value mark	$ (673)	$ (741)	$ (826)	$ (924)	$ (1,119)
Accretion	63	64	80	96	189
Purchase accounting adjustments and other activity	31	4	5	2	6
Ending balance	$ (579)	$ (673)	$ (741)	$ (826)	$ (924)
Core deposit and other intangible assets					
Beginning balance	$ 3,535	$ 3,672	$ 3,726	$ 3,535	$ 3,693
Additions - acquisitions	—	—	111	336	—
Amortization[3]	(131)	(136)	(163)	(140)	(143)
Amortization in net occupancy expense	(1)	(1)	(3)	(5)	(5)
Purchase accounting adjustments and other activity	—	—	1	—	(10)
Ending balance	$ 3,403	$ 3,535	$ 3,672	$ 3,726	$ 3,535
Deposits[4]					
Beginning balance unamortized fair value mark	$ —	$ —	$ (1)	$ (3)	$ (5)
Amortization	—	—	1	2	2
Ending balance	$ —	$ —	$ —	$ (1)	$ (3)
Long-Term Debt[4]					
Beginning balance unamortized fair value mark	$ (69)	$ (81)	$ (94)	$ (109)	$ (122)
Amortization	12	12	13	15	13
Adjustments	(2)	—	—		—
Ending balance	$ (59)	$ (69)	$ (81)	$ (94)	$ (109)

(1) Includes only selected information and does not represent all purchase accounting adjustments.
(2) Purchase accounting marks on loans and leases includes credit, interest and liquidity components, and are generally recognized using the level-yield or straight-line method over the remaining life of the individual loans or recognized in full in the event of prepayment.
(3) 4Q22 amortization expense includes $16 million partial write-down of an investment advisory intangible asset from a prior acquisition.
(4) Purchase accounting marks on liabilities represents interest rate marks on time deposits and long-term debt and are recognized using the level-yield method over the term of the liability.

TRUIST

A-4

A-5 Preferred dividend ($ in millions) 3Q23 4Q23 1Q24 2Q24 Estimated dividends based on projected interest rates and amounts outstanding ($ MM) $106 $77 $106 $77 Estimates assume forward-looking SOFR rates as of 6/30/23. Actual interest rates could vary significantly causing dividend payments to differ from the estimates shown above.

Non-GAAP Reconciliations

A-7 Quarter Ended Dec. 31 Sept. 30 June 30 2022 2022 2022 Net income available to common shareholders - GAAP $ 1,610 $ 1,536 $ 1,454 Merger-related and restructuring charges 87 48 92 Securities (gains) losses — 1 — Loss (gain) on early extinguishment of debt — — (30) Incremental operating expenses related to the merger 43 69 89 Net income available to common shareholders - Adjusted $ 1,740 $ 1,654 $ 1,605 Weighted average shares outstanding - diluted 1,337,338 1,336,659 1,338,864 Diluted EPS - GAAP $ 1.20 $ 1.15 $ 1.09 Diluted EPS - adjusted(1) 1.30 1.24 1.20 Non-GAAP reconciliations Diluted EPS ($ in millions, except per share data, shares in thousands) (1) The adjusted diluted earnings per share is non-GAAP in that it excludes merger-related and restructuring charges and other selected items, net of tax. Truist’s management uses this measure in their analysis of the Corporation’s performance. Truist’s management believes this measure provides a greater understanding of ongoing operations and enhances comparability of results with prior periods, as well as demonstrates the effects of significant gains and charges. 1Q23 and 2Q23 intentionally excluded as Truist is no longer reporting an adjusted diluted EPS metric.

Non-GAAP reconciliations

Efficiency ratio

($ in millions)

	Quarter Ended				
	June 30 2023	March 31 2023	Dec. 31 2022	Sept. 30 2022	June 30 2022
Efficiency ratio numerator - noninterest expense - GAAP	$ 3,748	$ 3,691	$ 3,722	$ 3,613	$ 3,580
Merger-related and restructuring charges, net	(54)	(63)	(114)	(62)	(121)
Gain (loss) on early extinguishment of debt	(4)	—	—	—	39
Incremental operating expense related to the merger	—	—	(56)	(90)	(117)
Amortization of intangibles	(131)	(136)	(163)	(140)	(143)
Efficiency ratio numerator - adjusted	$ 3,559	$ 3,492	$ 3,389	$ 3,321	$ 3,238
Efficiency ratio denominator - revenue[1] - GAAP	$ 5,918	$ 6,102	$ 6,208	$ 5,847	$ 5,655
Taxable equivalent adjustment	54	51	50	38	28
Securities (gains) losses	—	—	—	1	1
Efficiency ratio denominator - adjusted	$ 5,972	$ 6,153	$ 6,258	$ 5,886	$ 5,684
Efficiency ratio - GAAP	**63.3 %**	**60.5 %**	**60.0 %**	**61.8 %**	**63.3 %**
Efficiency ratio - adjusted[2]	**59.6**	**56.8**	**54.2**	**56.4**	**57.0**

(1) Revenue is defined as net interest income plus noninterest income.
(2) The adjusted efficiency ratio is non-GAAP in that it excludes securities gains (losses), amortization of intangible assets, merger-related and restructuring charges, and other selected items. Truist's management uses this measure in their analysis of the Corporation's performance. Truist's management believes this measure provides a greater understanding of ongoing operations and enhances comparability of results with prior periods, as well as demonstrates the effects of significant gains and charges.

TRUIST

A-8

Non-GAAP reconciliations

Pre-provision net revenue

($ in millions)

	Quarter Ended				
	June 30 2023	March 31 2023	Dec. 31 2022	Sept. 30 2022	June 30 2022
Net income	$ 1,345	$ 1,515	$ 1,682	$ 1,637	$ 1,532
Provision for credit losses	538	502	467	234	171
Provision for income taxes	287	394	337	363	372
Taxable-equivalent adjustment	54	51	50	38	28
Pre-provision net revenue[(1)(2)]	**$ 2,224**	**$ 2,462**	**$ 2,536**	**$ 2,272**	**$ 2,103**
PPNR	$ 2,224	$ 2,462	$ 2,536	$ 2,272	$ 2,103
Merger-related and restructuring charges, net	54	63	114	62	121
Gain (loss) on early extinguishment of debt	4	—	—	—	(39)
Incremental operating expense related to the merger	—	—	56	90	117
Amortization of intangibles	131	136	163	140	143
Securities (gains) losses	—	—	—	1	1
Pre-provision net revenue - adjusted[(1)(2)]	**$ 2,413**	**$ 2,661**	**$ 2,869**	**$ 2,565**	**$ 2,446**

(1) Revenue is defined as net interest income plus noninterest income.
(2) Pre-provision net revenue is a non-GAAP measure that adjusts net income determined in accordance with GAAP to exclude the impact of the provision for credit losses and provision for income taxes. Adjusted pre-provision net revenue is a non-GAAP measure that additionally excludes securities gains (losses), merger-related and restructuring charges, amortization of intangible assets, and other selected items. Truist's management believes these measures provide a greater understanding of ongoing operations and enhances comparability of results with prior periods.

TRUIST

A-9

Non-GAAP reconciliations

Calculations of tangible common equity and related measures

($ in millions, except per share data, shares in thousands)

	As of / Quarter Ended				
	June 30 2023	March 31 2023	Dec. 31 2022	Sept. 30 2022	June 30 2022
Common shareholders' equity	$ 56,853	$ 55,699	$ 53,841	$ 54,115	$ 56,302
Less: Intangible assets, net of deferred taxes	29,628	29,788	29,908	29,752	29,095
Tangible common shareholders' equity[(1)]	$ 27,225	$ 25,911	$ 23,933	$ 24,363	$ 27,207
Outstanding shares at end of period	1,331,976	1,331,918	1,326,829	1,326,766	1,326,393
Common shareholders' equity per common share	**$ 42.68**	**$ 41.82**	**$ 40.58**	**$ 40.79**	**$ 42.45**
Tangible common shareholders' equity per common share[(1)]	**20.44**	**19.45**	**18.04**	**18.36**	**20.51**
Net income available to common shareholders	$ 1,234	$ 1,410	$ 1,610	$ 1,536	$ 1,454
Plus amortization of intangibles, net of tax	100	104	125	107	109
Tangible net income available to common shareholders[(1)]	$ 1,334	$ 1,514	$ 1,735	$ 1,643	$ 1,563
Average common shareholders' equity	$ 57,302	$ 55,380	$ 54,823	$ 56,813	$ 56,803
Less: Average intangible assets, net of deferred taxes	29,775	29,889	29,891	29,035	29,173
Average tangible common shareholders' equity[(1)]	$ 27,527	$ 25,491	$ 24,932	$ 27,778	$ 27,630
Return on average common shareholders' equity	**8.6 %**	**10.3 %**	**11.7 %**	**10.7 %**	**10.3 %**
Return on average tangible common shareholders' equity[(1)]	**19.4**	**24.1**	**27.6**	**23.5**	**22.7**

(1) Tangible common equity and related measures are non-GAAP measures that exclude the impact of intangible assets, net of deferred taxes, and their related amortization. These measures are useful for evaluating the performance of a business consistently, whether acquired or developed internally. Truist's management uses these measures to assess profitability, returns relative to balance sheet risk, and shareholder value. These measures are not necessarily comparable to similar measures that may be presented by other companies.

TRUIST

A-10

Non-GAAP reconciliations

Core NIM

($ in millions)

	Quarter Ended				
	June 30 2023	March 31 2023	Dec. 31 2022	Sept. 30 2022	June 30 2022
Net interest income - GAAP	$ 3,625	$ 3,868	$ 3,981	$ 3,745	$ 3,407
Taxable-equivalent adjustment	54	51	50	38	28
Net interest income - taxable-equivalent	3,679	3,919	4,031	3,783	3,435
Accretion of mark on acquired loans	(63)	(64)	(80)	(96)	(189)
Accretion of mark on acquired liabilities	(12)	(12)	(14)	(17)	(15)
Net interest income - core[(1)]	$ 3,604	$ 3,843	$ 3,937	$ 3,670	$ 3,231
Average earning assets - GAAP	$ 506,084	$ 499,149	$ 492,805	$ 482,349	$ 475,818
Average balance - mark on acquired loans	641	702	787	875	1,029
Average earning assets - core[(1)]	$ 506,725	$ 499,851	$ 493,592	$ 483,224	$ 476,847
Annualized net interest margin:					
Reported - taxable-equivalent	**2.91 %**	**3.17 %**	**3.25 %**	**3.12 %**	**2.89 %**
Core[(1)]	**2.85**	**3.10**	**3.17**	**3.02**	**2.72**

(1) Core net interest margin is a non-GAAP measure that adjusts net interest margin to exclude the impact of purchase accounting. The purchase accounting marks and related amortization for loans, deposits, and long-term debt from mergers and acquisitions are excluded to approximate the yields paid by clients. Truist's management believes the adjustments to the calculation of net interest margin for certain assets and liabilities acquired provide investors with useful information related to the performance of Truist's earning assets. This measure is not necessarily comparable to similar measures that may be presented by other companies.

TRUIST

A-11

Non-GAAP reconciliations

Insurance Holdings adjusted EBITDA

($ in millions)

	Quarter Ended				
	June 30 2023	March 31 2023	Dec. 31 2022	Sept. 30 2022	June 30 2022
Segment interest income	$ 19	$ —	$ —	$ —	$ —
Noninterest income	944	817	792	731	830
Total revenue	963	817	792	731	830
Segment net income (loss) - GAAP	$ 155	$ 109	$ 107	$ 85	$ 171
Provision (benefit) for income taxes	—	36	35	29	55
Interest	103	—	—	—	—
Depreciation & amortization	35	37	36	34	31
EBITDA	293	182	178	148	257
Merger-related and restructuring charges, net	3	5	18	21	8
Acquisition retention and change in earn-out incentives	4	13	8	10	10
Equity and equity-like compensation items	19	20	20	26	29
Operating loss	—	15	—	—	—
Independence readiness costs related to TIH	3	—	2	—	—
Adjusted EBITDA[(1)]	$ 322	$ 235	$ 226	$ 205	$ 304
Adjusted EBITDA[(1)] margin	**33.5 %**	**28.7 %**	**28.6 %**	**28.1 %**	**36.6 %**

(1) EBITDA is a non-GAAP measurement of operating profitability that is calculated by adding back interest, taxes, depreciation, and amortization to net income. Truist's management also adds back merger-related and restructuring charges, acquisition retention and changes in estimated earn-out incentives, equity and equity-like compensation items, independence readiness costs related to Truist Insurance Holdings, and other selected items. Truist's management uses this measure in its analysis of the Corporation's Insurance Holdings segment. Truist's management believes this measure provides a greater understanding of ongoing operations and enhances comparability of results with prior periods, as well as demonstrates the effects of significant gains and charges.

TRUIST

A-12

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